UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) July 1, 2013

WATSCO, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

1-5581	59-0778222
(Commission File Number)	(IRS Employer Identification No.)

2665 South Bayshore Drive, Suite 901

Miami, Florida 33133

(Address of Principal Executive Offices, Including Zip Code)

(305) 714-4100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

As previously reported on April 27, 2012, Watsco, Inc., a Florida corporation (the “Company”), and Watsco Canada, Inc., a corporation organized under the laws of New Brunswick, Canada, and a wholly owned subsidiary of the Company (“Watsco Canada” and, together with the Company, the “Borrowers”), entered into an unsecured, five-year $500,000,000 syndicated credit agreement with nine lenders (the “Lenders”), JPMorgan Chase Bank, N.A. as Administrative Agent (the “Administrative Agent”), Bank of America, N.A. and Wells Fargo Bank, National Association as Co-Syndication Agents, and U.S. Bank National Association as Documentation Agent, as amended on August 8, 2012 by Amendment No. 1 thereto (as amended, the “Credit Facility”). On July 1, 2013, the Borrowers, the Administrative Agent and the Lenders entered into Amendment No. 2 to the Credit Facility (the “Second Amendment” and, together with the Credit Facility, the “Amended Credit Facility”), which extended the maturity date from April 27, 2017 to July 1, 2018, revised the pricing terms to reflect current market rates, improved covenant flexibility to reflect the seasonal nature of our working capital requirements and modified certain definitions.

Borrowings under the Amended Credit Facility accrue interest at different rates depending on the types of advances or loans the Borrowers select under the Amended Credit Facility. At the Borrower’s election, borrowings under the Amended Credit Facility bear interest either at LIBOR-based rates plus a spread, which ranges from 87.5 to 250 basis-points (a decrease from 100 to 275 basis-points, which applied prior to the Second Amendment), depending upon the Company’s ratio of total debt to EBITDA, or on rates based on the higher of the Federal Funds Rate or the prime rate announced by the Administrative Agent, in each case plus a spread, which ranges from 0 to 150 basis-points (a decrease from 0 to 175 basis-points, which applied prior to the Second Amendment), depending upon the Company’s ratio of total debt to EBITDA. The Borrowers pay a variable commitment fee on the unused portion of the commitment under the Amended Credit Facility, ranging from 12.5 to 35 basis-points (a decrease from 12.5 to 40 basis-points, which applied prior to the Second Amendment).

The foregoing description of the Second Amendment is qualified in its entirety by reference to the full text of the Second Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

On July 2, 2013, the Company issued a press release announcing the completion of an amendment to its existing revolving credit agreement. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference in this Item 7.01.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Description

10.1	Amendment No. 2, dated as of July 1, 2013, to Credit Agreement dated as of April 27, 2012, by and among Watsco, Inc., as Borrower, Watsco Canada, Inc., as Canadian Borrower, the Lenders From Time to Time Party Thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, Bank of America, N.A. and Wells Fargo Bank, National Association as Co-Syndication Agents and U.S. Bank National Association as Documentation Agent.

99.1	Press release dated July 2, 2013 issued by Watsco, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WATSCO, INC.

Date: July 2, 2013	By:	/s/ Ana M. Menendez
Ana M. Menendez,
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 2, dated as of July 1, 2013, to Credit Agreement dated as of April 27, 2012, by and among Watsco, Inc., as Borrower, Watsco Canada, Inc., as Canadian Borrower, the Lenders From Time to Time Party Thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, Bank of America, N.A. and Wells Fargo Bank, National Association as Co-Syndication Agents and U.S. Bank National Association as Documentation Agent.

99.1	Press release dated July 2, 2013 issued by Watsco, Inc.